SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) July 27, 1998





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The Registrant issued the following press release, dated July 27, 1998, announcing financial results for the second quarter of 1998:


                       SIMTEK ANNOUNCES FINANCIAL RESULTS
                         FOR THE SECOND QUARTER OF 1998

COLORADO SPRINGS, Colorado - July 27, 1998 -- Simtek Corporation, provider of the world's fastest re-programmable nonvolatile semiconductor memories, announced financial results for the second quarter of 1998 ending June 30, 1998. The company posted a net profit of $53,288 for the second quarter of 1998, compared with a profit of $99,579 for the second quarter of 1997. Revenues were $1,801,947, up from $1,536,243 for the same quarter in 1997 reflecting continuing growth in demand for Simtek's nvSRAM product family.

" We are pleased with the results, especially considering the impact that adverse market conditions are having on many companies in the industry," stated Douglas Mitchell, Simtek's president and CEO. "Our specialized product has isolated us somewhat from current industry price pressures, although we have experienced some slowdown in the Asian market due to the strong dollar and general market conditions in Japan. We are continuing our investment to upgrade our manufacturing capabilities at Chartered Semiconductor that was started this year. The material coming from Chartered is yielding well and is of especially good quality. This investment will result in lower manufacturing costs, and is consistant with Simtek's long-term strategy of providing future products from a state-of-the-art facility capable of providing advanced products at low cost."

As Simtek pushes into 1999, the company is positioning itself to target markets that were previously beyond Simtek's volume and price capabilities. These capabilities will allow Simtek to address new office automation and consumer product sectors that require millions of parts per year at aggressive prices, consistent with the investments Simtek is making in 1998. This growth strategy will open many new markets over the next few quarters.

FINANCIAL RESULTS
                                                Three Months ended June 30                  Six Months ended June 30
                                                1998                  1997                 1998                  1997
                                                ----                  ----                 ----                  ----
Net Sales                                    $1,801,947            $1,536,243            3,341,279            $3,301,761

Cost of Goods Sold                            1,015,389               834,337            1,824,600             1,922,568

Gross Margin                                    786,558               701,906            1,516,679             1,379,193

Total selling, general and                      734,809               615,875            1,341,935             1,213,129
administrative expenses

Net Income (loss)                                53,288                99,579              178,309               197,358

Basic and diluted Earnings per                     0.00                  0.00                 0.01                  0.01
Share

Weighted Average Shares                      28,708,826            28,521,740           28,708,826            28,521,740
Outstanding

Simtek Corporation develops, produces and markets the world's fastest re-programmable nonvolatile semiconductor memories. Information on Simtek products can be obtained from its web page www.simtek.com, email info@simtek.com or by calling (719) 531-9444 or FAX (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.

                                       ###

Editors Note: Please send inquiries to: Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA. (719) 531-9444, FAX (719) 531-9481.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


July 30, 1998                                By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer









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